Matthew Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME OF $166 MILLION, OR $1.97 PER DILUTED COMMON SHARE; EX-PGAAP OPERATING INCOME OF $143 MILLION, OR $1.69 PER DILUTED COMMON SHARE

For the second quarter of 2019, the Company reports:

•	Current accident year loss ratio improved 2.7 points compared to the same period in the prior year

•	Pricing momentum continues to build across substantially all business lines

•	Annualized return on average common equity of 14.3% and annualized ex-PGAAP operating return on average common equity of 12.3%

•	Book value per diluted common share of $55.99, an increase of $3.15, or 6.0% compared to March 31, 2019

Pembroke, Bermuda, July 30, 2019 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today reported net income available to common shareholders for the second quarter of 2019 of $166 million, or $1.97 per diluted common share, compared to net income of $93 million, or $1.11 per diluted common share, for the second quarter of 2018. Net income available to common shareholders for the six months ended June 30, 2019 was $265 million, or $3.14 per diluted common share, compared to net income of $155 million, or $1.85 per diluted common share, for the same period in 2018.
Operating income1 for the second quarter of 2019 was $137 million, or $1.62 per diluted common share1, compared to operating income of $103 million, or $1.23 per diluted common share, for the second quarter of 2018. For the six months ended June 30, 2019, AXIS Capital reported operating income of $242 million, or $2.86 per diluted common share, compared to operating income of $226 million, or $2.69 per diluted common share, for the same period in 2018.
EX-PGAAP operating income2 for the second quarter of 2019 was $143 million, or $1.69 per diluted common share2, compared to ex-PGAAP operating income of $117 million, or $1.39 per diluted common share, for the second quarter of 2018. For the six months ended June 30, 2019, AXIS Capital reported ex-PGAAP operating income of $255 million, or $3.03 per diluted common share, compared to ex-PGAAP operating income of $253 million, or $3.02 per diluted common share, for the same period in 2018.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Commenting on the second quarter 2019 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"We are pleased to report strong second quarter results, which were highlighted by continuing improvement in our core underwriting margins, operating ROE of 12.3% ex PGAAP, and 6.0% growth in book value per share.
"Our results speak to the progress made as we continue executing on our strategy to strengthen our market position and improve our underwriting profitability, which includes disciplined corrective actions on under-performing business, and reducing portfolio volatility. Furthermore, the actions we have taken to enhance our franchise in our chosen markets give us excellent opportunities for profitable growth. With our strong presence at Lloyd’s, U.S. E&S markets, professional lines and global reinsurance, we believe AXIS is in a superior position to take advantage of the necessary firming in re/insurance markets.
"In addition, we are continuing to invest in technology and data & analytics - all to enhance our ability to deliver differentiated service and value to our clients and partners in distribution.
"While there is more work that needs to be done, we’re on the right path and are seeing tangible results as we continue to advance on our strategy and focus on driving long-term profitable growth and increased shareholder value."

1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
2Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating return on average common equity ("ex-PGAAP operating ROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, and annualized return on average common equity ("ROACE"), respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Highlights3

•
Gross premiums written decreased by $3 million (increased $21 million or 1% on a constant currency basis4), to $1.6 billion with a decrease of $58 million or 6% in the insurance segment and an increase of $55 million, or 9% in the reinsurance segment. The increase in gross premiums written on a constant currency basis was principally due to improved market penetration in Japan which increased the reinsurance segment's gross premiums written, partially offset by a decrease in gross premiums written in the insurance segment due to the repositioning of the segment’s property book.

•	Net premiums written increased by $70 million, or 7% ($93 million or 9% on a constant currency basis), to $1.1 billion.

KEY RATIOS	Q2 2019	Q2 2018	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	59.7%	61.5%	(1.8	pts)
Catastrophe and weather-related losses ratio	2.3%	3.2%	(0.9	pts)
Current accident year loss ratio	62.0%	64.7%	(2.7	pts)
Prior year reserve development ratio	(2.2%)	(5.1%)	2.9	pts
Net losses and loss expenses ratio	59.8%	59.6%	0.2	pts
Acquisition cost ratio	21.6%	19.6%	2.0	pts
General and administrative expense ratio	14.7%	13.9%	0.8	pts
Combined ratio	96.1%	93.1%	3.0	pts

•
Net favorable prior year reserve development of $24 million (Insurance $21 million; Reinsurance $2 million), compared to $60 million (Insurance $24 million; Reinsurance $36 million). The decrease in favorable prior year reserve development was primarily driven by catastrophe and weather events largely in the reinsurance segment.

•
Underwriting income for the second quarter of 2019 and 2018 included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $3 million and $40 million of acquisition expense related to premiums earned in the second quarter of 2019 and 2018, respectively, benefited our acquisition cost ratio by 0.3 points and 3.3 points, respectively.

•
Amortization of value of business acquired ("VOBA") of $7 million and $53 million, recognized in the second quarter of 2019 and 2018, respectively. This expense impacted our operating income, but was not included in the results of our insurance and reinsurance segments.

•	Adjusted for dividends, book value per diluted common share increased by $3.55, or 7% in the quarter.

3 All comparisons are with the same period of the prior year, unless otherwise stated.
4Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three Months Ended June 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$968,325	$1,026,644	(5.7)%
Net premiums written	591,909	598,179	(1.0)%
Net premiums earned	537,260	577,271	(6.9)%
Underwriting income	11,309	56,479	(80.0)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	58.7%	57.2%	1.5	pts
Catastrophe and weather-related losses ratio	2.7%	4.0%	(1.3	pts)
Current accident year loss ratio	61.4%	61.2%	0.2	pts
Prior year reserve development ratio	(3.9%)	(4.2%)	0.3	pts
Net losses and loss expenses ratio	57.5%	57.0%	0.5	pts
Acquisition cost ratio	20.8%	15.7%	5.1	pts
Underwriting-related general and administrative expense ratio	19.5%	17.7%	1.8	pts
Combined ratio	97.8%	90.4%	7.4	pts

•
Gross premiums written decreased by $58 million, or 6%, ($43 million or 4% on a constant currency basis), attributable to property lines due to the repositioning of the portfolio, and accident and health lines due to the non-renewal of a significant contract, partially offset by increases in liability and professional lines driven by new business and favorable rate changes.

•
Net premiums written decreased by $6 million, or 1% (increased $8 million or 1% on a constant currency basis) reflecting the decrease in gross premiums written and changes in business mix in the quarter.

•
The current accident year loss ratio excluding catastrophe and weather-related losses increased by 1.5 points in the second quarter compared to the same period in 2018, primarily due to mid-size losses in marine lines and credit and political risk lines, as well as changes in business mix, partially offset by a decrease in attritional loss experience in property lines, and the impact of improved pricing over loss trend in business written in prior periods.

•	Pre-tax catastrophe and weather-related losses were $14 million, primarily attributable to weather events this quarter, compared to $23 million in 2018.

•	Net favorable prior year reserve development was $21 million this quarter, compared to $24 million in 2018.

•
Underwriting income for the second quarter of 2019 and 2018 included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $3 million and $38 million of acquisition expense related to premiums earned in the second quarter of 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.5 points and 6.6 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased 1.0 points in the quarter compared to the same period in 2018 due to changes in business mix.

•	The general and administrative expense ratio increased by 1.8 points in the quarter attributable to a decrease in net premiums earned.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six Months Ended June 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$1,819,421	$1,907,492	(4.6)%
Net premiums written	1,121,149	1,146,071	(2.2)%
Net premiums earned	1,094,022	1,157,330	(5.5)%
Underwriting income	32,227	125,920	(74)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	57.4%	55.8%	1.6
Catastrophe and weather-related losses ratio	2.1%	4.5%	(2.4)
Current accident year loss ratio	59.5%	60.3%	(0.8)
Prior year reserve development ratio	(2.6%)	(4.1%)	1.5
Net losses and loss expenses ratio	56.9%	56.2%	0.7
Acquisition cost ratio	21.0%	15.4%	5.6
Underwriting-related general and administrative expense ratio	19.2%	17.7%	1.5
Combined ratio	97.1%	89.3%	7.8

•
Gross premiums written decreased by $88 million, or 5%, ($62 million or 3% on a constant currency basis), attributable to property lines due to the repositioning of the portfolio and timing differences, and accident and health lines due to the non-renewal of a significant program, partially offset by increases in liability, professional lines and marine lines driven by new business and favorable rate changes.

•
Net premiums written decreased by $25 million, or 2% (increased $3 million on a constant currency basis) reflecting the decrease in gross premiums written in the quarter, changes in business mix and an increase in premiums ceded in liability lines.

•
Underwriting income for the six months ended June 30, 2019 and 2018 included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $9 million and $76 million of acquisition expense related to premiums earned in the six months ended June 30, 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.8 points and 6.6 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased 0.2 points for the six months ended June 30, 2019 compared to the same period in 2018.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three Months Ended June 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$679,435	$624,181	8.9%
Net premiums written	478,412	402,276	18.9%
Net premiums earned	586,347	608,277	(3.6)%
Underwriting income	67,350	59,247	13.7%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	60.5%	65.5%	(5.0	pts)
Catastrophe and weather-related losses ratio	1.9%	2.5%	(0.6	pts)
Current accident year loss ratio	62.4%	68.0%	(5.6	pts)
Prior year reserve development ratio	(0.4%)	(5.9%)	5.5	pts
Net losses and loss expenses ratio	62.0%	62.1%	(0.1	pts)
Acquisition cost ratio	22.3%	23.2%	(0.9	pts)
Underwriting-related general and administrative expense ratio	4.8%	5.4%	(0.6	pts)
Combined ratio	89.1%	90.7%	(1.6	pts)

•
Gross premiums written increased by $55 million, or 9% ($64 million or 10% on a constant currency basis) primarily attributable to catastrophe and liability lines driven by new business. The increase in catastrophe lines was due to improved pricing achieved during the Japanese and U.S. renewals season. These increases were partially offset by a decrease in professional lines due to the timing of the renewal of a significant contract, a decrease in motor lines due to premium adjustments, and a decrease in property lines associated with the repositioning of the portfolio.

•
Net premiums written increased by $76 million, or 19% ($85 million or 21% on a constant currency basis) reflecting the increase in gross premiums written in the quarter, together with decreases in premiums ceded in agriculture, and accident and health lines, partially offset by increases in premiums ceded in catastrophe and liability lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 5.0 points in the second quarter compared to the same period in 2018, primarily due to a decrease in mid-size loss experience in property, engineering, and credit and surety lines, a decrease in attritional loss experience in credit and surety lines, the impact of changes in business mix, as well as improved pricing over loss trend in business written in prior periods.

•	Pre-tax catastrophe and weather-related losses were $11 million primarily attributable to weather events this quarter, compared to $15 million in 2018.

•
Net favorable prior year reserve development was $2 million this quarter, compared to $36 million in the second quarter of 2018. The decrease in favorable prior year reserve development was primarily driven by additional losses attributable to Typhoon Jebi and the late notification of property claims related to recent accident years.

•
The acquisition cost ratio decreased by 0.9 points in the quarter, due to adjustments related to loss sensitive features and changes in business mix, partially offset by the impact of retrocessional contracts.

•	The general and administrative expense ratio decreased by 0.6 points in the quarter, largely attributable to benefits related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six Months Ended June 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$2,411,565	$2,406,128	0.2%
Net premiums written	1,726,232	1,840,255	(6.2)%
Net premiums earned	1,163,797	1,195,620	(2.7)%
Underwriting income	124,252	133,543	(7)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	61.0%	63.8%	(2.8)
Catastrophe and weather-related losses ratio	1.2%	1.9%	(0.7)
Current accident year loss ratio	62.2%	65.7%	(3.5)
Prior period reserve development	(0.8%)	(5.7%)	4.9
Net losses and loss expenses ratio	61.4%	60.0%	1.4
Acquisition cost ratio	23.5%	23.7%	(0.2)
Underwriting-related general and administrative expense ratio	5.2%	5.8%	(0.6)
Combined ratio	90.1%	89.5%	0.6

•
Gross premiums written increased by $5 million ($55 million or 2% on a constant currency basis) attributable to catastrophe, liability, and accident and health lines driven by new business. The increase in catastrophe lines was due to improved pricing achieved during the Japanese and U.S. renewals season. Increased line sizes on a number of treaties and the restructuring of several treaties which impacted the timing of premium recognition. In addition, liability lines increased due to premium adjustments and the restructuring of a large treaty. The decreases in motor, and credit and surety lines were due to non-renewals and premium adjustments. The decrease in property lines was primarily due to non-renewals associated with the repositioning of the portfolio and decreased line sizes on a number of treaties.

•
Net premiums written decreased by $114 million, or 6% ($65 million or 4% on a constant currency basis) reflecting the increase in premiums ceded in catastrophe, liability, credit and surety, and accident and health, partially offset by a decrease in premiums ceded in agriculture and property lines.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $138 million for the quarter included a realized gain of $13 million associated with the sale of an alternative investment and represents an increase of $28 million from the second quarter of 2018. Net realized and unrealized gains recognized in net income for the quarter were $21 million, compared to net realized and unrealized losses of $45 million in the second quarter of 2018.

Pre-tax total return on cash and investments5 was 2.0% including foreign exchange movements (2.1% excluding foreign exchange movements6), primarily due to net unrealized gains following an increase in market value of our fixed income portfolio and net investment income generated in the quarter. The prior year period pre-tax total return was 0% including foreign exchange movements (0.3% excluding foreign exchange movements). Our fixed income portfolio book yield at June 30, 2019 was 3.0% compared to 2.8% June 30, 2018. The market yield was 2.7% at June 30, 2019.
Capitalization / Shareholders’ Equity

Total capital7 at June 30, 2019 was $7.0 billion, including $1.4 billion of senior notes and $775 million of preferred equity, compared to $6.4 billion at December 31, 2018. The increase in total capital is attributable to net income generated in the six months ended June 30, 2019, and net unrealized investment gains reported in other comprehensive income following an increase in the market value of our fixed income portfolio, partially offset by common share dividends declared.

On April 1, 2019, we repaid the $250 million aggregate principal amount of 2.65% senior unsecured notes. On June 19, 2019, we issued $300 million aggregate principal amount of 3.90% senior unsecured notes. We intend to use the proceeds from the issuance of these notes to partially repay or redeem our 5.875% senior unsecured notes due on June 1, 2020.

Book value per diluted common share, calculated on a treasury stock basis, increased by $3.15 in the current quarter, and by $3.52 over the past twelve months, to $55.99. The increase in the quarter and over the past twelve months was driven by net income generated and net unrealized investment gains reported in other comprehensive income, partially offset by common share dividends declared. During the second quarter of 2019, the Company declared dividends of $0.40 per common share, with total dividends declared of $1.59 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share increased by $3.55, or 7%, for the quarter and increased by $5.11 or 10%, over the past twelve months.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(8)m and $(59)m for the three months ended June 30, 2019 and 2018, respectively, and foreign exchange (losses) gains of $2m and $(19)m for six months ended June 30, 2019 and 2018, respectively.
7 Total capital represents the sum of total shareholders' equity and senior notes.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Wednesday, July 31, 2019 at 10:00 a.m. (Eastern) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) approximately ten minutes in advance of the call and entering the passcode 7666282. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10133136. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement relating to our financial results for the quarter ended June 30, 2019 is available in the Investor Information section of the our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at June 30, 2019 of $5.6 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2019 (UNAUDITED) AND DECEMBER 31, 2018

	2019	2018

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,522,955	$11,435,347
Equity securities, at fair value	433,407	381,633
Mortgage loans, held for investment, at fair value	394,179	298,650
Other investments, at fair value	802,064	787,787
Equity method investments	112,956	108,103
Short-term investments, at fair value	32,421	144,040
Total investments	14,297,982	13,155,560
Cash and cash equivalents	712,463	1,232,814
Restricted cash and cash equivalents	382,251	597,206
Accrued interest receivable	82,567	80,335
Insurance and reinsurance premium balances receivable	3,732,529	3,007,296
Reinsurance recoverable on unpaid losses and loss expenses	3,564,812	3,501,669
Reinsurance recoverable on paid losses and loss expenses	364,536	280,233
Deferred acquisition costs	657,275	566,622
Prepaid reinsurance premiums	1,291,979	1,013,573
Receivable for investments sold	25,850	32,627
Goodwill	102,003	102,003
Intangible assets	236,009	241,568
Value of business acquired	15,416	35,714
Operating lease right-of-use assets	132,940	—
Other assets	271,562	285,346
Total assets	$25,870,174	$24,132,566

Liabilities
Reserve for losses and loss expenses	$12,254,711	$12,280,769
Unearned premiums	4,503,132	3,635,758
Insurance and reinsurance balances payable	1,484,285	1,338,991
Senior notes	1,387,748	1,341,961
Payable for investments purchased	181,274	111,838
Operating lease liabilities	133,257	—
Other liabilities	359,290	393,178
Total liabilities	20,303,697	19,102,495

Shareholders' equity
Preferred shares	775,000	775,000
Common shares	2,206	2,206
Additional paid-in capital	2,303,592	2,308,583
Accumulated other comprehensive income (loss)	156,145	(177,110)
Retained earnings	6,108,577	5,912,812
Treasury shares, at cost	(3,779,043)	(3,791,420)
Total shareholders' equity	5,566,477	5,030,071

Total liabilities and shareholders' equity	$25,870,174	$24,132,566

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Three months ended		Six months ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,123,607	$1,185,548	$2,257,819	$2,352,950
Net investment income	137,949	109,960	245,254	210,961
Net investment gains (losses)	21,225	(45,093)	33,996	(59,923)
Other insurance related income	2,925	3,730	9,852	10,335
Total revenues	1,285,706	1,254,145	2,546,921	2,514,323

Expenses
Net losses and loss expenses	672,463	706,641	1,336,491	1,367,986
Acquisition costs	242,363	231,952	502,781	461,212
General and administrative expenses	165,395	165,213	340,486	335,049
Foreign exchange gains	(12,381)	(44,099)	(5,325)	(6,239)
Interest expense and financing costs	15,607	17,098	31,502	33,861
Transaction and reorganization expenses	3,276	18,772	18,096	31,825
Amortization of value of business acquired	7,194	53,407	20,298	110,517
Amortization of intangible assets	2,912	4,029	5,914	6,811
Total expenses	1,096,829	1,153,013	2,250,243	2,341,022

Income before income taxes and interest in income of equity method investments	188,877	101,132	296,678	173,301
Income tax (expense) benefit	(14,469)	(996)	(15,703)	40
Interest in income of equity method investments	2,635	3,378	4,853	3,378
Net income	177,043	103,514	285,828	176,719
Preferred share dividends	10,656	10,656	21,313	21,313
Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406

Per share data
Earnings per common share:
Earnings per common share	$1.98	$1.11	$3.16	$1.86
Earnings per diluted common share	$1.97	$1.11	$3.14	$1.85
Weighted average common shares outstanding	83,941	83,539	83,834	83,431
Weighted average diluted common shares outstanding	84,401	83,984	84,338	83,853
Cash dividends declared per common share	$0.40	$0.39	$0.80	$0.78

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2019 AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$968,325	$679,435	$1,647,760	$1,026,644	$624,181	$1,650,825
Net premiums written	591,909	478,412	1,070,321	598,179	402,276	1,000,455
Net premiums earned	537,260	586,347	1,123,607	577,271	608,277	1,185,548
Other insurance related income (losses)	(695)	3,620	2,925	1,214	2,516	3,730
Net losses and loss expenses	(308,703)	(363,760)	(672,463)	(328,773)	(377,868)	(706,641)
Acquisition costs	(111,655)	(130,708)	(242,363)	(90,864)	(141,088)	(231,952)
Underwriting-related general and
administrative expenses(8)	(104,898)	(28,149)	(133,047)	(102,369)	(32,590)	(134,959)
Underwriting income (9)	$11,309	$67,350	78,659	$56,479	$59,247	115,726

Net investment income			137,949			109,960
Net investment gains (losses)			21,225			(45,093)
Corporate expenses(8)			(32,348)			(30,254)
Foreign exchange gains			12,381			44,099
Interest expense and financing costs			(15,607)			(17,098)
Transaction and reorganization expenses			(3,276)			(18,772)
Amortization of value of business acquired			(7,194)			(53,407)
Amortization of intangible assets			(2,912)			(4,029)
Income before income taxes and interest in income of equity method investments			$188,877			$101,132

Net losses and loss expenses ratio	57.5%	62.0%	59.8%	57.0%	62.1%	59.6%
Acquisition cost ratio	20.8%	22.3%	21.6%	15.7%	23.2%	19.6%
General and administrative
expense ratio	19.5%	4.8%	14.7%	17.7%	5.4%	13.9%
Combined ratio	97.8%	89.1%	96.1%	90.4%	90.7%	93.1%

8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $32 million and $30 million for the three months ended June 30, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,819,421	$2,411,565	$4,230,986	$1,907,492	$2,406,128	$4,313,620
Net premiums written	1,121,149	1,726,232	2,847,381	1,146,071	1,840,255	2,986,326
Net premiums earned	1,094,022	1,163,797	2,257,819	1,157,330	1,195,620	2,352,950
Other insurance related income	1,046	8,806	9,852	1,833	8,502	10,335
Net losses and loss expenses	(622,479)	(714,012)	(1,336,491)	(650,312)	(717,674)	(1,367,986)
Acquisition costs	(229,430)	(273,351)	(502,781)	(178,193)	(283,019)	(461,212)
Underwriting-related general and
administrative expenses(10)	(210,932)	(60,988)	(271,920)	(204,738)	(69,886)	(274,624)
Underwriting income(11)	$32,227	$124,252	156,479	$125,920	$133,543	259,463

Net investment income			245,254			210,961
Net investment gains (losses)			33,996			(59,923)
Corporate expenses(10)			(68,566)			(60,425)
Foreign exchange gains			5,325			6,239
Interest expense and financing costs			(31,502)			(33,861)
Transaction and reorganization expenses			(18,096)			(31,825)
Amortization of value of business acquired			(20,298)			(110,517)
Amortization of intangible assets			(5,914)			(6,811)
Income before income taxes and interest in income of equity method investments			$296,678			$173,301

Net losses and loss expenses ratio	56.9%	61.4%	59.2%	56.2%	60.0%	58.1%
Acquisition cost ratio	21.0%	23.5%	22.3%	15.4%	23.7%	19.6%
General and administrative
expense ratio	19.2%	5.2%	15.0%	17.7%	5.8%	14.3%
Combined ratio	97.1%	90.1%	96.5%	89.3%	89.5%	92.0%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $69 million and $60 million for the six months ended June 30, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Three months ended		Six months ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)

Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406
Net investment (gains) losses(12)	(21,225)	45,093	(33,996)	59,923
Foreign exchange (gains)(13)	(12,381)	(44,099)	(5,325)	(6,239)
Transaction and reorganization expenses(14)	3,276	18,772	18,096	31,825
Interest in (income) of equity method investments (15)	(2,635)	(3,378)	(4,853)	(3,378)
Income tax expense (benefit)	3,569	(5,996)	3,164	(11,658)
Operating income	$136,991	$103,250	$241,601	$225,879

Earnings per diluted common share	$1.97	$1.11	$3.14	$1.85
Net investment (gains) losses	(0.25)	0.54	(0.40)	0.71
Foreign exchange (gains)	(0.15)	(0.53)	(0.06)	(0.07)
Transaction and reorganization expenses	0.04	0.22	0.21	0.38
Interest in (income) of equity method investments	(0.03)	(0.04)	(0.06)	(0.04)
Income tax expense (benefit)	0.04	(0.07)	0.03	(0.14)
Operating income per diluted common share	$1.62	$1.23	$2.86	$2.69

Weighted average diluted common shares outstanding	84,401	83,984	84,338	83,853

Average common shareholders' equity	4,658,317	4,483,700	4,523,274	4,522,135

Annualized return on average common equity	14.3%	8.3%	11.7%	6.9%

Annualized operating return on average common equity(16)	11.8%	9.2%	10.7%	10.0%

12Tax cost (benefit) of $2,936 and ($4,531) for the three months ended June 30, 2019 and 2018, respectively and $5,771 and $(3,388) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13Tax cost (benefit) of $1,170 and $779 for the three months ended June 30, 2019 and 2018, respectively and $588 and $(3,555) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14Tax cost (benefit) of $(537) and $(2,556) for the three months ended June 30, 2019 and 2018, respectively and ($3,195) and ($5,027) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax cost (benefit) of $nil and $312 for the three months ended June 30, 2019 and 2018, respectively, and $nil and $312 for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Three months ended		Six months ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)

Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406
Net investment (gains) losses(12)	(21,225)	45,093	(33,996)	59,923
Foreign exchange (gains)(13)	(12,381)	(44,099)	(5,325)	(6,239)
Transaction and reorganization expenses(14)	3,276	18,772	18,096	31,825
Interest in (income) of equity method investments (15)	(2,635)	(3,378)	(4,853)	(3,378)
Income tax expense (benefit)	3,569	(5,996)	3,164	(11,658)
Operating income	$136,991	$103,250	$241,601	$225,879
Amortization of VOBA and intangible assets(17)	10,093	56,328	26,095	113,438
Amortization of acquisition costs(18)	(2,854)	(39,641)	(9,121)	(80,090)
Income tax expense (benefit)	(1,376)	(3,170)	(3,225)	(6,336)
Ex-PGAAP operating income(2)	$142,854	$116,767	$255,350	$252,891

Earnings per diluted common share	$1.97	$1.11	$3.14	$1.85
Net investment (gains) losses	(0.25)	0.54	(0.40)	0.71
Foreign exchange (gains)	(0.15)	(0.53)	(0.06)	(0.07)
Transaction and reorganization expenses	0.04	0.22	0.21	0.38
Interest in (income) of equity method investments	(0.03)	(0.04)	(0.06)	(0.04)
Income tax expense (benefit)	0.04	(0.07)	0.03	(0.14)
Operating income per diluted common share	$1.62	$1.23	$2.86	$2.69
Amortization of VOBA and intangible assets(17)	0.12	0.67	0.31	1.35
Amortization of acquisition costs(18)	(0.03)	(0.47)	(0.11)	(0.94)
Income tax expense (benefit)	(0.02)	(0.04)	(0.03)	(0.08)
Ex-PGAAP operating income per diluted common share(2)	$1.69	$1.39	$3.03	$3.02

Weighted average diluted common shares outstanding	84,401	83,984	84,338	83,853

Average common shareholders' equity	4,658,317	4,483,700	4,523,274	4,522,135

Annualized return on average common equity	14.3%	8.3%	11.7%	6.9%

Annualized operating return on average common equity(16)	11.8%	9.2%	10.7%	10.0%

Annualized ex-PGAAP operating return on average common equity(2)	12.3%	10.4%	11.3%	11.2%

17Tax cost (benefit) of $(1,918) and $(10,702) for the three months ended June 30, 2019 and 2018, respectively, and $(4,958) and $(21,553) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18Tax cost (benefit) of $542 and $7,532 for the three months ended June 30, 2019 and 2018, respectively, and $1,733 and $15,217 for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

For the six months ended June 30, 2019, underwriting income included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $9 million and $80 million of acquisition expense related to premiums earned in the six months ended June 30, 2019 and 2018, respectively, benefited our acquisition cost ratio by 0.4 points and 3.4 points, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors, include but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•	our inability to purchase reinsurance or collect amounts due to us;

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

•
the other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating ROACE, amounts presented on a constant currency basis, pre-tax total return on cash and investments excluding foreign exchange movements, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized upon the sale of our available-for-sale investments and equity securities in net investment gains (losses). However, these movements are only one element of the overall impact of foreign exchange rate fluctuations on our financial position. We also recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income (loss). These unrealized and realized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange losses (gains) in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized investment gains (losses) generated by average cash and investment balances. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section in this release.

We believe this presentation enables investors and other users of our financial information to analyze the performance of our investments.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is also presented in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.

Acquisition of Novae
On October 2, 2017, AXIS Capital acquired Novae. We identified VOBA which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction. In addition, the allocation of the acquisition price to the assets acquired and liabilities assumed of Novae based on estimated fair values at the acquisition date, resulted in the write-off of the deferred acquisition cost asset on Novae's balance sheet at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, underwriting income (loss) in the three and six months ended June 30, 2019 and 2018 included the recognition of premium attributable to Novae's balance sheet at the acquisition date without the recognition of the associated acquisition costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com